EXHIBIT 10.36

SUNTRUST                                                        PROMISSORY NOTE
$500,000.00                                                  SEPTEMBER 27, 1996

         The undersigned (whether one or more hereinafter called "Maker"), jointly and severally, promise(s) to pay to the order of SUNTRUST BANK, MIAMI, N.A. (herein called "Bank") at its offices located at 777 BRICKELL AVE, MIAMI Florida, FIVE HUNDRED THOUSAND AND 00/00 Dollars ($500,000.00), together with interest from the date hereof at the rate hereinafter provided, and applicable fees in the following manner.
REPAYMENT SCHEDULE:
[X]      Single Payment             Principal Due in Full On: DECEMBER 31, 1996
                                    Interest Payable:  MONTHLY, BEGINNING
                                                       OCTOBER 30, 1996
[_]      Installment Payment
                                   (Including interest): In_______    ________
                                                            (No.)     (Period)
                                    Installments of $_________ commencing on
                                    _______, 19___, and on the same day of each
                                    successive_____ thereafter, together with a
                                    FINAL PAYMENT of $_____due and payable on
                                    _______, 19___.
[_]      Installment Payment
                                    (plus interest):______________   _________
                                                        (No.)        (Period)
                                    Principal installments of $_________, plus
                                    interest, commencing on ____, 19_____, and
                                    on the same day of each successive________
                                    thereafter, together with a FINAL PAYMENT
                                    of $______, plus accrued interest due and
                                    payable on________, 19___
[_]      Multiple Payment           Principal and interest are payable as
                                    follows:___________________________________
                                    ___________________________________________
[_]      ON DEMAND                  Principal payable ON DEMAND with Interest
                                    payable______________commencing on_________
                                    and each______________thereafter.
[_]      Prepayment Right           Bank shall have the absolute and
                                    unconditional right, at its sole
                                    discretion, to require Maker to pay the
                                    entire loan balance, along with accrued
                                    unpaid interest at any time after the
                                    sixty-first (61st) month from the note
                                    date.  If the bank elects to exercise such
                                    right of payment, Bank will provide Maker
                                    ninety (90) days prior written notice of
                                    its intention to demand payment, if Bank
                                    does not exercise such right of payment,
                                    the loan balance outstanding, along with
                                    accrued unpaid interest is due and payable
                                    on the one hundred twentieth (120th)
                                    installment.
THE INTEREST RATE IS AS FOLLOWS: [_] if checked here, the interest rate provided herein shall be computed on the basis of a 365 day year and shall be calculated for the actual number of days elapsed, if not checked, the Interest rate shall be computed on the basis of a 360 day year and shall be calculated for the actual number of days elapsed.
Variable Interest Rate
[_] Not Applicable
[X] Applicable, provided, however, that the interest rate charged hereunder shall never exceed the maximum rate allowed, from time to time, by law, if this loan is for a consumer purpose and is secured by a dwelling, the maximum interest rate charged will never exceed 18% per annum or the state usury ceiling, whichever is less.
If applicable, the interest rate stated herein shall, from time to time, automatically increase or decrease so that at all times it shall be equivalent to (check appropriate box and complete):
[X] 1.0% over the annual interest rate announced by SUNTRUST BANKS OF FLORIDA, INC., from time to time, as the prime rate (which interest rate is only a bench mark, is purely discretionary and is not necessarily the best or lowest rate charged borrowing customers of any subsidiary bank of SUNTRUST BANKS OF
FLORIDA, INC. Any such change in prime rate will increase or decrease your periodic interest payments. Any change in prime rate shall be effective at the beginning of the business day on which such change is announced; or,
[_] _____% over the___________________________________________________________
    __________________________________________________________________________
FIXED RATE                 [_] Applicable at _____% per annum, simple interest.
                           [X] Not Applicable.
LATE CHARGE FEE            If a payment is late, you may be charged 5% of such
                           payment as a late charge.  A payment which is not
                           received on the due date shall be deemed late.
SERVICE FEE                A service fee of the lesser of $50.00 or 2 percent
                           of the principal amount of this loan will be charged.
                           The service fee charge will not be refunded in the
                           event of prepayment.
ADDITIONAL FEES The Bank may charge various additional fees for servicing or processing the loan. The name of the fee shall describe the work performed.
          In the event any installment of principal or interest or any part thereof is not paid when it becomes due, or in the event of any default thereunder, the principal sum remaining unpaid hereunder, together with all accrued and past due interest thereon, shall immediately and without notice become due and payable at the election of the holder at any time thereafter.
          Notwithstanding any rate of interest provided herein, the interest rate on any payment or payments of principal or interest, or any part thereof, which is not made when due shall, thereafter, be at the maximum rate allowed, from time to time, by law. Minimum interest of $10.00 on any single payment loan or $15.00 on any installment loan will be charged.
This note is [_] SECURED [X] UNSECURED (Notwithstanding the fact that this note is marked 'unsecured,' Maker understands and agrees that any other security interest the Bank now holds or may hereafter acquire from the Maker may secure this note).
          As security for the payment of this note Maker has pledged or deposited with Bank and hereby grants to Bank a security interest in the following property:____________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(including all cash, stock and other dividends and all rights to subscribe for securities incident to, declared, or granted in connection with such property and including any returned or unearned premiums from any insurance financed hereunder), which property, together with all additions and substitutions hereafter pledged or deposited with Bank is called the Collateral. The Collateral is also pledged as security for all other liabilities (primary, secondary, direct, contingent, sole, joint, or several), due or to become due or which may be hereafter contracted or acquired, of each Maker (including each Maker and any other person to Bank and for all renewals, extensions or modifications of this note. The surrender of this note, upon payment or otherwise, shall not affect the right of Bank to retain the Collateral for such other liabilities.
          Lender may request periodically as it deems necessary, complete and current financial statements, balance sheets, profit and loss statements, and cash flow information for Maker and Cosigner.
          Maker understands and agrees that the jury waiver, the additional agreements and provisions on the reverse side hereof, hereby incorporated by reference, constitute agreements of the Maker and a part of this note. Maker acknowledges receipt of a completed copy of this note.

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     Notice to Cosigner:  You are being asked to guarantee this debt.  Think carefully before you do. If the borrower doesn't pay the debt, you will have to. Be sure you can afford to pay if you have to, and that you want to accept this responsibility.
     You may have to pay up to the full amount of the debt if the borrower does not pay. You may also have to pay late fees or collection costs, which increase this amount.
     The Bank can collect this debt from you without first trying to collect from the borrower. The Bank can sue the same collection methods against you that can be used against the borrower, such as suing you, garnishing your wages, etc. If this debt is ever in default, that fact may become part of YOUR credit record.
     This notice is not the contract that makes you liable for the debt.
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Address: 6600 N. Andrews Ave., Ste. 160
         Ft. Lauderdale, FL  33309



                                     ROADHOUSE GRILL, INC. (Seal)______________
                                                                       Date


                                     By:  /s/  Dennis Jones (Seal)_____________
                                     Dennis Jones, CFO                Date
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